EXHIBIT 3.4

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of April 17, 2019 (the “Effective Date”), is entered into by and between NEFPASS LLC (“Lenders”) and AMERAMEX INTERNATIONAL, LLC (“Borrower”).

Lender and Borrower have heretofore executed that certain Loan and Security Agreement dated as of March 29, 2019 (the “Loan Agreement”). Capitalized terms used herein without definition shall have the meaning given them in the Loan Agreement.

The parties desire to amend the Loan Agreement, on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.          Incorporation of Recitals. The foregoing recitals are incorporated herein by reference.

Section 2.          Amendments to Loan Agreement.

(a)       Section 1 (b) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

(b)       Schedules. The amount of each Loan shall be specified on the Schedule now or hereafter attached hereto, in form and substance satisfactory to Lender (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Schedule”), and the principal of the Loan, together with interest on the unpaid balance of such amount from the date of the advance at the Loan Rate specified on such Schedule, shall be payable on the terms and conditions specified in the Schedule.

(b)       Section 1 (c) of the Loan Agreement is deleted and the following substituted in lieu thereof:

(c)       Additional Advances under the Schedule. Following the Closing Date and prior to the Stated Maturity Date, Borrower may request additional advances, in an amount not less than $100,000, under the Schedule (an “Advance”) to purchase equipment, provided the aggregate of the amount of the Advance and the outstanding principal balance of the Schedule does not exceed the Maximum Amount, and the Equipment Conditions are satisfied, in Lender’s sole discretion. Any request for an Advance shall be made by Borrower delivering to Lender a request in the form attached hereto as Exhibit A (“Advance Request”), and shall be accompanied by all documentation and information necessary to satisfy the Equipment Conditions. Borrower may not request more than one Advance per calendar week. Each such Advance shall be deemed to be evidenced by the Schedule. Subject to the Maximum Amount, Borrower may borrow, repay, and reborrow amounts under this Agreement and the Schedule. Lender shall keep records of the Loans outstanding from time to time, and such records shall be conclusive evidence thereof absent manifest error.

(c)       Section 4(b)(1)(c) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

c.         An Advance Request in the amount of the Loan to be advanced on such date, duly executed on behalf of Borrower, pursuant to Section 1 hereof.

(d)       Section 5(g)(ii) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

(ii)       Upon payment in full of the acquisition cost of the Equipment, Borrower will have good and marketable title to the Equipment, free and clear of all Lenders and encumbrances (excepting only the Lien of Lender). Upon the last to occur of: (A) delivery of an item of Equipment, (B) payment to the vendor of the acquisition cost of such item of Equipment, (C) advance by Lender to Borrower of the Loan relating to such item of the Equipment, (D) filing in the appropriate public office of a UCC financing statement naming Borrower as debtor, and Lender as secured party, and describing such item of the Equipment, and (E) filing in the appropriate public office of the Title Lien Notation Documents with respect to the portion of the Equipment comprised of certificate of title motor vehicles, Lender will have a valid, perfected, first priority purchase money security interest in such item of the Equipment.

(e)       The reference to “$6,000,000,” in the definition of “Maximum Amount” in Schedule A to the Loan Agreement is hereby replaced with “$6,500,000,”.

(f)        The Schedule attached to the Loan Agreement is hereby deleted and replaced with the Schedule attached to this Amendment.

(g)       Exhibit A to the Loan Agreement is hereby deleted and replaced with Exhibit A attached to this Amendment.

Section 3.          Limited Effect. Except as expressly provided herein, the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Loan Agreement and the other Loan Document, (b) to prejudice any other right or rights which Lender may now have or may have in the future under or in connection with the Loan Agreement and the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Loan Agreement and the other Loan Documents or any rights or remedies arising in favor of Lender under or with respect to any such documents, or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and between Borrower and Lender. References in the Loan Agreement to “this Loan Agreement” {and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof) and in any other Loan Document to the Loan Agreement shall be deemed to be references to the Loan Agreement as modified hereby.

Section 4.          Acknowledgement and Reaffirmation. By its execution hereof, Borrower: expressly (i) consents to the amendments set forth in this Amendment, (ii) reaffirms all of its covenants, representations, warranties and other obligations set forth in the Loan Agreement, the Schedule, and the other Loan Documents to which it is a party and (iii) acknowledges, represents and agrees that its respective covenants, representations, warranties and other obligations set forth in the Loan Agreement, the Schedule, and the other Loan Documents to which it is a party remain in full force and effect.

Section 5.          Representations and Warranties/No Default.

(a)       By its execution hereof, Borrower hereby certifies that (i) each of the representations and warranties set forth in the Loan Agreement, the Schedule, and the other Loan Documents made by it is true and correct in all material respects as of the date hereof as if fully set forth herein, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, and (ii) no Default has occurred and is continuing as of the date hereof.

(b)       By its execution hereof, Borrower hereby represents and warrants that it has the right, power and authority and has taken all necessary action to authorize the execution, delivery and performance of this Amendment and each other document executed by it in connection herewith to which it is a party in accordance with their respective terms.

(c)       By its execution hereof, Borrower hereby represents and warrants that this Amendment and each other document executed by it in connection herewith has been duly executed and delivered by its duly authorized officers, and each such document constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general availability relating to or affecting creditors’ rights and by general principles of equity.

Section 6.          Release. Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and its respective participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (the “Indemnitees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrower has had, now has, or has made claim to have against any such Indemnitee for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

Section 7.          indemnity. Borrower agrees to indemnify Indemnitees against, and hold Indemnitees harmless with respect to, any loss, liability or damages (including costs of litigation and reasonable attorney’s fees) resulting from any claims, demands, obligations, rights, or causes of action asserted by a third party as a result of or in connection with any act or failure to act by Borrower, whether in connection with the performance or breach of the duties and obligations of Borrower under, arising from or in respect to this Amendment, the Loan Agreement or otherwise, unless such claim, suit, demand, action or cause of action against the Indemnitees, or any of them, arises out of any acts that are found to have fully resulted from fraudulent conduct, gross negligence or willful misconduct of such Indemnitee as determined by a final, non-appealable order of a court of competent jurisdiction. This indemnity survives and continues in full force and effect notwithstanding the termination of this Amendment.

Section 8.          Costs and Expenses. Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse Lender on demand for all costs and expenses incurred by Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Borrower specifically agrees to pay all fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Borrower hereby agrees that Lender, at any time or from time to time in its sole discretion and without further authorization by Borrower, may make a loan to Borrower under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

Section 9.          Signatures; Counterparts. Facsimile transmissions of any executed original document and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm facsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

Section 10.        Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED, INTERPRETED, AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE).

Section 11.       Entire Agreement. This Amendment, together with the Loan Agreement, the Schedule, and the other Loan Documents, represent the entire agreement, and supersede any prior agreements and contemporaneous oral agreements, of the parties concerning the subject matter hereof and thereof.

Section 12.        Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties and their successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NEFPASS LLC
By:
Name:	D.J. BICKERSTAFF
Title:	EVP

AMERAMEX INTERNATIONAL, INC.

By:
Name:	LEE R.HAMRE
Title:	President

[Signature Page to 1st Amendment to LSA]

NEFPASS LLC

AMENDED AND RESTATED SCHEDULE NO. AMERAMEX– [_________]

This Amended and Restated Schedule (this “Schedule”) is dated April __, 2019, and is executed pursuant to and incorporated by reference in that certain Loan and Security Agreement dated as of March 29, 2019, between AMERAMEX INTERNATIONAL, INC., (individually, collectively, jointly and severally “Borrower”), and NEFPASS LLC (“Lender”) (said agreement, as the same may be amended, restated or supplemented from time to time, being herein called the “Agreement”).

Principal Amount of Loan:      $[________], or such lesser aggregate principal amount as shall be outstanding under this Amended and Restated Schedule from time to time.

Stated Maturity Date:               [________]

Principal and interest due hereunder shall be payable as follows:

(a)       Interest shall accrue at the Loan Rate from the date hereof and shall be payable, in arrears, on the 1st day of each calendar month during the term hereof, commencing May 1, 2019 (each, a “Payment Date”), at the Loan Rate or, under the circumstances contemplated by the Agreement, at the Default Rate. Interest shall be computed on the basis of a 30 day month/360 day year.

(b)       If Availability is zero as of the last day of any calendar month, on the immediately succeeding Payment Date, Borrower shall pay principal in an amount equal to one and one quarter percent (1.25%) of the outstanding Principal Balance of this Schedule on the date immediately prior to the Payment Date.

(c)       If at any time during the term of this Schedule the outstanding principal balance of this Schedule exceeds 75% of the OLV, or if the principal amount of all outstanding Loans exceeds 75% of the OLV of all Equipment, then Borrower shall pay to Lender amounts necessary to reduce the outstanding principal balance such that this covenant is satisfied. This covenant shall be tested quarterly.

(d)       All remaining outstanding principal on this Schedule, plus all accrued and unpaid interest and all other Obligations, shall be due and payable on the Stated Maturity Date.

(e)       If any payment due hereunder is not received within three (3) Business Days of its due date, Borrower shall pay a late charge equal to five (5) percent of the amount in arrears.

As used herein, “Loan Rate” shall mean 10.0 percent per annum, calculated on a 30/360 basis.

All payments shall be made in immediately available United States Dollars not later than 12:00 Noon, New York, New York time, on the day when due in lawful money of the United States of America. In order to make such payments, Borrower hereby authorizes Lender to initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Lessee wherever located. Borrower warrants and represents that under no circumstances will it reverse, void, or otherwise render invalid any electronic debit or credit initiated by the Lessor. Unless payable earlier as provided in the Agreement, the outstanding principal and interest under this Schedule shall be immediately due and payable on the Stated Maturity Date.

Lender shall keep records of the amounts outstanding under this Schedule from time to time, and such records shall be conclusive evidence thereof absent manifest error.

Borrower shall have the right to prepay all or any portion of outstanding principal balance and accrued but unpaid interest of the Loan evidenced by this Schedule at any time and from time to time, without premium or penalty of any kind.

To the fullest extent permitted by Applicable Law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, this Schedule or the other Loan Documents; (b) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

Borrower acknowledges and agrees that this Schedule is executed as part of a commercial transaction and that the proceeds of the Loan evidenced by this Schedule will not be used for any personal or consumer purpose.

In the event of the declaration by Lender of a Default under the Agreement, then the Loan evidenced by this Schedule shall be in default and the balance of the principal sum then due under this Schedule, together with all accrued interest thereon, immediately shall become due and payable without further notice, such further notice being expressly waived, and Borrower shall be liable to the holder hereof for reasonable attorneys’ fees and costs of suit.

The remedies of Lender as provided herein and in the Agreement shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

It is the intention of the parties hereto to comply with the applicable usury laws. Accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Schedule or the Agreement, in no event shall this Schedule or the Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by Applicable Law. If any such excess interest is contracted for, charged or received under this Schedule or the Agreement, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Schedule or the Agreement on the principal balance shall exceed the maximum amount of interest permitted by Applicable Law, then in such event: (a) the provisions of this paragraph shall govern and control, (b) neither Borrower nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by Applicable Law, (c) any such excess which may have been collected shall either be applied as a credit against the then unpaid principal balance or refunded to Borrower, at the option of Lender, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under Applicable Law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Schedule or the Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by Applicable Law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Borrower or otherwise by Lender in connection with such Obligations; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lender to receive a greater interest per annum rate than is presently allowed by law, Borrower agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest rate per annum allowed by the amended state law or the law of the United States of America (but not in excess of the Loan Rate (or, if applicable, the Default Rate) provided for herein).

This Schedule amends and restates that certain Schedule No. AmeraMex – 0001, dated March 29, 2019, executed by Borrower in favor of Lender (“Existing Schedule 0001”) in its entirety and refinances that certain Schedule No. AmeraMex – 0002 executed by Borrower in favor of Lender, (“Existing Schedule 0002” and together with Existing Schedule 0001, collectively, the “Existing Schedules”). All obligations, of every type or nature, of Borrower under Existing Schedule 0002 shall become obligations under this Schedule and all obligations, of every type or nature, of Borrower under the Existing Schedules are ratified and confirmed by Borrower as though all of such obligations arose under this Schedule.

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered the above Schedule as of the date first above written.

AMERAMEX INTERNATIONAL, INC.
By:
Name:	LEE R. HAMRE
Title:	President

EXHIBIT A

Form of Advance Request

NEFPASS LLC
501 Merritt Seven, 6th Floor
Norwalk, Connecticut 06851
Facsimile: (203) 939-1597

Re:	Loan in the original principal amount of $6,500,000.00 from NEFPASS LLC (“Lender”) to AmeraMex International, Inc. (“Borrower”)

Reference is hereby made to that certain Loan and Security Agreement dated as of March 29, 2019 (as amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”), executed by and between Borrower and Lender. Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Agreement.

1.             Pursuant to the Agreement, Borrower hereby requests an Advance in the amount of $ ________. Borrower acknowledges that the approval of this Advance by Lender is subject to all of the terms and conditions precedent set forth in the Agreement.

2.             Attached hereto is an Equipment Schedule evidencing the added equipment.

3.             Borrower hereby represents, warrants and covenants with Lender as follows:

(a)            the amount of the Advance does not exceed 75% of the OLV of the equipment identified on the Equipment Schedule attached hereto, nor does the Advance cause the principal amount of all outstanding Loans to exceed 75% of the OLV of all Equipment;

(b)           all conditions precedent to the Advance set forth in the Agreement have been satisfied;

(c)            all representations and warranties made by Borrower to Lender in the Agreement and otherwise in connection with the Loan continue to be accurate;

(d)           no Default has occurred under the Agreement or under any Loan Document, and no event, circumstance or condition has occurred or exists that, with the passage of time or the giving of notice, would constitute a Default under the Agreement or under the other Loan Documents; and

(e)            the proceeds of the Advance will be used to purchase the equipment identified on the Equipment Schedule attached hereto.

4.             Disbursement of the Advance requested hereby may be subject to (a) Lender perfecting its first priority security interest in the Replacement Equipment, and (b) Lender’s inspection of the equipment identified on the Equipment Schedule attached hereto.

5.             Borrower requests that this Advance be disbursed into Borrower account number___________ at________________, ABA#_________________.

IN WITNESS WHEREOF, Borrower has executed this Advance Request as of_________,_____,

AMERAMEX INTERNATIONAL, INC., a Nevada corporation

By:
Name:	LEE R. HAMRE
Title:	President

NEFPASS LLC

EQUIPMENT SCHEDULE ADVANCE NO._____

THIS EQUIPMENT SCHEDULE ADVANCE NO. _ is executed pursuant to and made a part of that certain Loan and Security Agreement dated as of _March 29, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between NEFPASS LLC as Lender, and AmeraMex International, Inc., as Borrower, and describes collateral in which Borrower has granted Lender a security interest in connection with the Obligations (as defined in the Agreement) including without limitation that certain [Amended and Restated] Schedule No. [AmeraMex - _____]dated______,_____, 2019 in the original principal amount of $6,500,000.00.

Year	Make	Model	S/N	Location

Date:__________,_____

NEFPASS LLC Lender	AMERAMEX INTERNATIONAL. INC. Borrower
By:	By:
Name:	Name:	LEE R. HAMRE
Title:	Title:	President